Exhibit 99.1

Max Re Capital announces retirement of Philip R. Kruse

Hamilton, Bermuda, June 29, 2005 — Max Re Capital Ltd. (NSDQ: MXRE; BSX: MXRE BH) (“Max Re”) announced today that Philip R. Kruse, Executive Vice President – Life & Annuity, will be retiring from the company as of June 30, 2005 to spend more time with his family.

Mr. Kruse was a founding member of Max Re and was instrumental in the development of the company’s Life & Annuity Operations.

Max Re Chairman, President and CEO, Robert J. Cooney, said: “It was with regret that I received news of Phil’s intention to retire. However, I respect his decision, and on behalf of the Board and his many colleagues and friends at Max Re, I wish him the very best in his retirement.”

Max Re Capital Ltd. through its principal operating subsidiaries, Max Re Ltd., Max Insurance Europe Limited and Max Re Europe Limited, offers customized insurance and reinsurance solutions to property and casualty insurers, life and health insurers and large corporations.

The above remarks about future expectations, plans and prospects for the Company are forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those suggested by such statements. For further information regarding cautionary statements and factors affecting future results, please refer to the Company’s most recent Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.

Contact Information:
Keith S. Hynes Executive Vice President & CFO 441-296-8800 keithh@maxre.bm N. James Tees Senior Vice President & Treasurer 441-296-8800 jimt@maxre.bm